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Exhibit 5

                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                          600 WEST BROADWAY, SUITE 2600
                            SAN DIEGO, CALIFORNIA 92101


                                 June 6, 1996


Callaway Golf Company
2285 Rutherford Road
Carlsbad, CA 92008-8815

     Re:  Registration Statement on Form S-8 for
          600,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 600,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Callaway Golf Company, a California corporation (the "Company"), to be issued pursuant to the Stock Option Agreement between the Company and Charles Yash (the "Option Agreement").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination , we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Option Agreement, when issued in accordance with the Registration Statement and the provisions of the Option Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,



                               LUCE, FORWARD, HAMILTON & SCRIPPS LLP